Exhibit 99.1


January 17, 2008

                           Press Release

KENTUCKY BANCSHARES, INC. REPORTS EARNINGS FOR FOURTH QUARTER OF 2007

Paris, Kentucky - Kentucky Bancshares, Inc., parent company of Kentucky Bank, reported a 1.5% increase in year to date earnings through the fourth quarter of 2007 compared to the same time period in 2006. Year to date earnings are $6,586,000, or fully diluted 2007 earnings per share of $2.31, compared to $6,486,000, or fully diluted earnings per share of $2.35 for the same twelve-month period of 2006.

The Company earned $1,436,000 for the quarter ended December 31, compared to $1,763,000 for the same period last year. Fully diluted earnings per share for the same period declined from 62 cents to 51 cents.

Kentucky Bank ranks 12th in size among the 196 banks headquartered in the state. Kentucky Bank is headquartered in Paris and also has offices in Cynthiana, Georgetown, Morehead, Nicholasville, North
Middletown, Sandy Hook, Versailles, Wilmore and Winchester.


Contact:  Gregory J. Dawson
          Chief Financial Officer
          859-987-1795